UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 6, 2025
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 6, 2025, Genprex, Inc. (the “Company”) received a letter (the “June 2025 Compliance Letter”) from the Listing Qualifications Department (the “Nasdaq Staff”) of The Nasdaq Stock Market (“Nasdaq”) providing written confirmation that the Company has regained compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). The June 2025 Compliance Letter was pursuant to a previous letter received on November 19, 2024 (the “November 2024 Notice”) from the Nasdaq Staff indicating, as previously reported, that the Company was not then in compliance with the Stockholders’ Equity Requirement because the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, was below the required minimum of $2.5 million, and because, as of the date of the November 2024 Notice, the Company did not meet either of the alternative compliance standards, relating to market value of listed securities of at least $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years, as set forth in Listing Rules 5550(b)(1), or 5550(b)(2), or 5550(b)(3), respectively (the “Rules”). The June 2025 Compliance Letter stated that based on the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the Securities and Exchange Commission on May 12, 2025, the Nasdaq Staff has determined that the Company complies with the Rules and the matter is now closed.

As previously reported, on February 7, 2025, the Company received a letter (the “February 2025 Notice”) from the Nasdaq Staff notifying the Company that, based upon the closing bid price of the Company’s common stock for the prior 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). As previously reported, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until August 6, 2025, to regain compliance with the Minimum Bid Price Requirement. The Company intends to continue to monitor the closing bid price of its common stock and assess potential actions to regain compliance with the Minimum Bid Price Requirement and may, if appropriate, consider and effectuate available options, including implementation of a reverse stock split of the Company’s common stock. If Nasdaq were to determine to delist the Company’s common stock for failure to satisfy the Minimum Bid Price Requirement, the Company would have the right to appeal to a Nasdaq hearings panel, but there can be no assurance that any such appeal would be successful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPREX, INC.

Date: June 9, 2025	By:	/s/ Ryan Confer
Ryan Confer
President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)